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                                     Day Neilson
                                ----------------------
                                 CHARTERED ACCOUNTANTS
                                ----------------------

GTR:SMcF
(AGL:CONSENT;FW)


31 March 1997



Mr. Scott Museles
Morgan Lewis & Bockius, LLP
1800 M Street NW
WASHINGTON DC 20036
USA



Dear Sir

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial satements of Ausdoc Office Pty Ltd, which appear in this Current Report on Form 8-K dated September 23, 1996 of U.S. Office Products Company.

Yours sincerely

/s/ Graeme T. Ross
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Partner
Day Neilson
Chartered Accountants
Geelong, Australia

31 March 1997